UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2016

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220	23-2990190

333-85496	EXELON GENERATION COMPANY, LLC (a Pennsylvania limited liability company) 300 Exelon Way Kennett Square, Pennsylvania 19348-2473 (610) 765-5959	23-3064219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities

On June 2, 2016, Exelon Corporation (Exelon) announced that Exelon Generation Company, LLC (Generation) will permanently cease generation operations at Clinton Nuclear Generating Station (Clinton) on June 1, 2017, and at Quad Cities Nuclear Power Station (Quad Cities) on June 1, 2018. The current Nuclear Regulatory Commission (NRC) licenses for Clinton and Quad Cities expire in 2026 and 2032, respectively. Exelon issued a press release on June 2, 2016, announcing the decision regarding Clinton and Quad Cities. A copy of the press release is attached hereto as Exhibit 99.1.

The primary factors contributing to the deteriorating economic value of Clinton and Quad Cities include significant declines in plant revenues due to prolonged periods of low wholesale power prices, capacity auction results, regulatory and policy constructs which fail to fairly compensate nuclear plants for their reliability and carbon-free emission aspects, including uncertainty regarding the future of the Clean Power Plan as well as negative factors specific to Clinton, including current flaws in the capacity market design in MISO and Clinton’s relatively high operating costs as a single-unit site. All of these factors exacerbate the expectation for continued losses for the foreseeable future.

The decision now to move forward with shutting down the Clinton and Quad Cities nuclear plants was made given the lack of progress on Illinois energy legislation.

As a result of the plant retirement decision for Clinton and Quad Cities, Exelon and Generation will recognize certain one-time charges in June 2016 ranging from an estimated $150 million to $200 million related to materials and supplies inventory reserve adjustment, employee-related costs, and construction work-in-progress (CWIP) impairment, among other items. Exelon and Generation also could recognize additional one-time charges in 2017 and 2018 of up to an estimated $25 million each year. Estimated total cash expenditures related to the one-time charges primarily for employee-related costs are expected to range from $75 million to $100 million.

In addition to these one-time charges, there will be ongoing annual financial impacts stemming from shortening the expected economic useful life of Clinton and Quad Cities primarily related to accelerated depreciation of plant assets (including any asset retirement costs (ARC)), accelerated amortization of nuclear fuel, and additional asset retirement obligation (ARO) accretion expense associated with the changes in decommissioning timing and cost assumptions to reflect an earlier retirement date. The following table summarizes the estimated annual amount and timing of expected incremental non-cash expense items expected to be incurred as a result of the early retirement decision.

(in millions)
	2016	2017	2018
Income statement expenses (pre-tax):
Depreciation and Amortization
Accelerated depreciation(a)	$ 775 to $825	$ 825 to $900	$ 175 to $225
Accelerated nuclear fuel amortization	$ 75 to $100	$ 75 to $100	$ 25 to $50
Operating and Maintenance
Increased ARO accretion, net of contractual offset(b)(c)	Up to $25	Up to $25	Up to $25
Contractual offset for ARC depreciation(b)(c)	$(75) to $(100)	$(125) to $(175)	$(25) to $(75)

(a)	Includes the accelerated depreciation of plant assets including any ARC.
(b)	For Quad Cities, based on the regulatory agreement with the Illinois Commerce Commission, decommissioning-related activities are offset within Exelon’s and Generation’s Consolidated Statements of

Operations and Comprehensive Income. The offset results in an equal adjustment to the noncurrent payables to ComEd at Generation and an adjustment to the regulatory liabilities at ComEd. Likewise, ComEd has recorded an equal noncurrent affiliate receivable from Generation and corresponding regulatory liability.
(c)	The estimated decommissioning costs for Quad Cities will be adjusted later in the second quarter of 2016 resulting from the completion of an updated decommissioning cost study.

It is also estimated that Clinton will no longer meet the NRC minimum funding requirements due to the earlier commencement of decommissioning activities and a shorter time period over which the nuclear decommissioning trust fund (NDTF) investments could appreciate in value. Quad Cities would also be at risk for such a shortfall. A shortfall could require Exelon to post parental guarantees for Generation’s obligations. However, the amount of any required guarantees will ultimately be dependent on the decommissioning approach adopted at each site, the associated level of costs, and the decommissioning trust fund investment performance going forward. Considering the three alternative decommissioning approaches available to Generation for each site, the most costly estimates currently anticipated could require parental guarantees of up to $385 million for Clinton in order to access its NDTF for radiological decommissioning costs. Although Quad Cities is better positioned than Clinton to avoid the need for a parental guarantee, a guarantee of up to $65 million may be required in order for the site to access its NDTF for radiological decommissioning costs. Generation is financially responsible for the decommissioning obligations related to Clinton and Quad Cities and cannot collect funds from Illinois customers related to decommissioning costs for either plant.

Upon issuance of any required financial guarantees, Clinton and Quad Cities would be able to utilize the respective NDTFs for radiological decommissioning costs, which represent the majority of the total expected decommissioning costs. However, the NRC must approve an additional exemption in order for Generation to utilize the NDTF to pay for non-radiological decommissioning costs (i.e. spent fuel management and site restoration costs). If a unit does not receive this exemption, the costs would be borne by Generation. Accordingly, based on current projections, it is expected that some portion of the spent fuel management and/or site restoration costs would need to be funded through supplemental cash from Generation. While the ultimate amounts may vary greatly and could be reduced by alternate decommissioning scenarios and/or reimbursement of certain costs under the United States Department of Energy reimbursement agreements or future litigation, across the three alternative decommissioning approaches available to Generation, for the next 10 years, Clinton could incur spent fuel management and site restoration costs of up to $160 million, net of taxes. Quad Cities is better positioned to pass the test than Clinton. Although considered unlikely, if Quad Cities fails the exemption test, at its ownership percentage Generation could be required to pay for spent fuel management costs over the next ten years of up to $180 million, net of taxes.

Quad Cities is a jointly owned electric plant; all amounts included within are reflected at Generation’s 75% undivided ownership interest.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Exelon Corporation Press Release

* * * * *

Cautionary Statements Regarding Forward-Looking Information

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon Corporation and Exelon Generation Company, LLC (Registrants) include those factors discussed herein, as well as the items discussed in (1) Exelon’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23; (2) Pepco Holdings, Inc.’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 16; (3) Exelon’s First Quarter 2016 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors; (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18 and (4) other factors discussed in filings with the SEC by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this report.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation

EXELON GENERATION COMPANY, LLC

/s/ Bryan P. Wright
Bryan P. Wright
Senior Vice President and Chief Financial Officer
Exelon Generation Company, LLC

June 2, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release